UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2012

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

477 Madison Avenue New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (212) 785-2500

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                      Results of Operations and Financial Condition

On August 8, 2012, Eagle Bulk Shipping Inc. (the "Company") issued a press release (the "Press Release") relating to its financial results for the second quarter ended June 30, 2012.

In accordance with General Instruction B.2 to the Form 8-K, the information under this Item 2.02 and the Press Release, attached hereto as Exhibit 99.1, shall be deemed to be "furnished" to the Securities and Exchange Commission (the "SEC") and not be deemed to be "filed" with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

Item 8.01.                      Other Events

On August 9, 2012, the Company posted on its website, www.eagleships.com, under the section entitled "Investors - Webcasts & Presentations" a presentation dated August 9, 2012 of its financial results for the second quarter ended June 30, 2012. A copy of the presentation is hereby furnished to the SEC and is attached as Exhibit 99.2.

Item 9.01.                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description
99.1	Press Release dated August 8, 2012.
99.2	Financial Presentation dated August 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: August 10, 2012	By:	/s/ Adir Katzav
	Name:	Adir Katzav
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 8, 2012.
99.2	Financial Presentation dated August 9, 2012

Exhibit 99.1

Eagle Bulk Shipping Inc. Reports Second Quarter 2012 Results

NEW YORK, NY, August 8, 2012-- Eagle Bulk Shipping Inc. (Nasdaq: EGLE) today announced its results for the second quarter ended June 30, 2012.

For the Second Quarter:

•
Net reported loss of $23.1 million or $1.46 per share (based on a weighted average of 15,880,392 diluted shares outstanding for the quarter), compared to net loss of $1.4 million, or $0.09 per share, for the comparable quarter in 2011.

•
Net revenues of $48.5 million, compared to $76.4 million for the comparable quarter in 2011. Gross time charter and freight revenues of $50.5million, compared to $81.1 million for the comparable quarter in 2011.

•
EBITDA, as adjusted for exceptional items under the terms of the Company's credit agreement, was $10.0 million for the second quarter of 2012, compared with $28.8 million for the second quarter of 2011.

•	Fleet utilization rate of 99.5%.
•	All references to common stock and per share data have been retrospectively adjusted to reflect a 1 for 4 reverse stock split on May 22, 2012.
•	On June 20, 2012, the Company entered into a Fourth Amended and Restated Credit Agreement to its credit facility agreement.

Sophocles N. Zoullas, Chairman and CEO, commented, "Eagle Bulk's second quarter results reflect ongoing instability and weakness in the dry bulk market, with the Baltic Index declining approximately 40% this year alone.  Our successfully amended credit agreement represents an important achievement in this environment, as we aligned our balance sheet with the realities of the current market without compromising our competitiveness when the market does recover.

"Going forward, we will continue pursuit of a strategy that maximizes revenue upside through a flexible, opportunistic chartering strategy, a diversified cargo mix that stabilizes earnings, and operational excellence and efficiency."

Amended Credit Agreement

On June 20, 2012, the Company entered into a Fourth Amended and Restated Credit Agreement ("Fourth Amended") to its existing credit facility, dated as of October 19, 2007. Highlights of the agreement include the following:
•	Permanently waives any purported defaults or events of defaults.
•
$1,129,478,741 presently outstanding under the existing revolver will convert into a term loan, with a maturity set to December 31, 2015. Subject to certain conditions, the amendment provides an option to the Company to extend the maturity date an additional 18 months to June 30, 2017.

•	Eagle Bulk will have access to a liquidity facility in the aggregate amount of $20,000,000.
•	The amendment requires no fixed repayments of principal until maturity, and is subject to a quarterly sweep of cash in excess of $20,000,000.
•
All amounts presently outstanding under the existing credit agreement will bear interest at LIBOR plus a cash margin of 3.50% and a payment-in-kind ("PIK") margin of 2.50%. This aggregate margin can be reduced if Company leverage is lowered.

•	Replaces all existing financial covenants and substitutes them with covenants that phase-in over the next three years.
•	Permits within certain parameters for the purchase or sale of vessels and management of third party vessels.

•
Company issued 3,148,584 warrants convertible on a cashless basis into shares of the Company's common stock, par value $0.01 (the "Warrant Shares"), at a strike price of $0.01 per share of common stock.  One-third of the warrants are exercisable immediately, the next third of the warrants are exercisable when the price of the Company's common stock reaches $10.00 per share and the last third of the warrants are exercisable when the price of the Company's common stock reaches $12.00 per share. Unexercised warrants will expire on June 20, 2022.

Additional detail about the amendment can be found in the Company's 8-K Disclosure Statement, a copy of which was filed with the Securities and Exchange Commission on June 20, 2012, and is available at www.sec.gov.

Results of Operations for the three-month period ended June 30, 2012 and 2011

For the second quarter of 2012, the Company reported a net loss of $23,106,239 or $1.46 per share, based on a weighted average of 15,880,392 diluted shares outstanding. In the comparable second quarter of 2011, the Company reported net loss of $1,438,278 or $0.09 per share, based on a weighted average of 15,642,830 diluted shares outstanding.

The Company's revenues were earned from time and voyage charters. Gross time and voyage charter revenues in the quarter ended June 30, 2012 were $50,537,281, compared with $81,135,090 recorded in the comparable quarter in 2011. The decrease in gross revenues is attributable primarily to lower charter rates and a decrease in voyage charter revenues in the quarter ended June 30, 2012. Gross revenues recorded in the quarter ended June 30, 2012 and 2011, include an amount of $1,205,276 and $1,271,810, respectively, relating to the non-cash amortization of fair value below contract value of time charters acquired. Brokerage commissions incurred on revenues earned in the quarter ended June 30, 2012 and 2011 were $2,000,048 and $4,729,702, respectively. Net revenues during the quarter ended June 30, 2012 and 2011, were $48,537,233 and $76,405,388, respectively.

Total operating expenses for the quarter ended June 30, 2012were $59,605,359compared with $66,123,996 recorded in the second quarter of 2011. The Company operated 45 vessels in the second quarter of 2012 compared with 41vessels in the corresponding quarter in 2011. The decrease in operating expenses was primarily due to a reduction in chartered-in days and lower voyage expenses offset by the increase in operating a larger fleet size which includes increases in vessels crew cost, insurances and vessel depreciation expense. The increase in General and Administrative expenses is primarily attributable to the increase in allowance for bad debts.

EBITDA, adjusted for exceptional items under the terms of the Company's credit agreement, decreased by 65% to $9,969,683 for the second quarter of 2012, compared with $28,804,803 for the second quarter of 2011. (Please see below for a reconciliation of EBITDA to net loss).

Results of Operations for the six-month period ended June 30, 2012 and 2011

For the six months ended June 30, 2012, the Company reported net loss of $40,539,768 or $2.56 per share, based on a weighted average of 15,815,594 diluted shares outstanding. In the comparable period of 2011, the Company reported net loss of $7,248,559 or $0.46 per share, based on a weighted average of 15,641,477 diluted shares outstanding.

The Company's revenues were earned from time and voyage charters. Gross revenues for the six-month period ended June 30, 2012were $105,360,411, compared with $171,518,078 recorded in the comparable period in 2011. The decrease in gross revenues is attributable to lower time charter rates and a decrease in voyage revenues in the period, offset marginally by operating a larger fleet. Gross revenues recorded in the six-month period ended June 30, 2012 and 2011, include an amount of $2,434,040 and $2,566,329, respectively, relating to the non-cash amortization of fair value below contract value of time charters acquired. Brokerage commissions incurred on revenues earned in the six-month periods ended June 30, 2012 and 2011 were $4,206,778 and $8,419,914, respectively. Net revenues during the six-month period ended June 30, 2012, decreased 38% to $101,153,633 from $163,098,163 in the comparable period in 2011.

2

Total operating expenses were $119,723,715 in the six-month period ended June 30, 2012 compared to $148,398,858 recorded in the same period of 2011. The decrease in operating expenses was primarily due to a reduction in chartered-in days and lower voyage expenses offset by the increase in operating a larger fleet size which includes increases in vessels crew cost, insurances and vessel depreciation expense.  The decrease in General and Administrative expenses is primarily attributable to lower allowance for bad debts being booked in the six-month period ended June 30, 2012 compared with 2011.

EBITDA, adjusted for exceptional items under the terms of the Company's credit agreement, decreased by 55% to $23,783,682 for the six months ended June 30, 2012 from $52,932,372 for the same period in 2011. (Please see below for a reconciliation of EBITDA to net loss).

Liquidity and Capital Resources

Net cash used in operating activities during the six-month period ended June 30, 2012, was $1,463,360, compared with net cash provided by operating activities of $26,445,490 during the corresponding six-month period ended June 30, 2011. The decrease was primarily due to lower rates on charter renewals and from the operation of a larger fleet offset by a reduction in charter hire expenses and related voyages expenses.

Net cash provided by investing activities during the six-month period ended 2012, was $309,866, compared with net cash used in investing activities of $101,725,929 during the corresponding six-month period ended June 30, 2011. Investing activities during the six-month period ended June 30, 2011, related primarily to making progress payments and incurring related vessel construction expenses for the newbuilding vessels.

Net cash used in financing activities during the six-month period ended June 30, 2012 and 2011 was $6,773,199 and $2,710,177, respectively. The increase was primarily due to additional expenses incurred related to the amendment and restatement of the Company's credit agreement.

As of June 30, 2012, our cash balance was $17,148,510, compared to a cash balance of $25,075,203 at December 31, 2011.  Also recorded in Restricted Cash is an amount of $291,891, of which $276,056 collateralizes letters of credit relating to our office leases.

Debt consists of the following:
	June 30, 2012	December 31, 2011

Credit Facility	$—	$1,129,478,741

Term loan	1,129,478,741	—
Payment-in-kind loan	707,688	—
Less: Current portion	—	(32,094,006)
Long-term debt	$1,130,186,429	$1,097,384,735

Disclosure of Non-GAAP Financial Measures

EBITDA represents operating earnings before extraordinary items, depreciation and amortization, interest expense, and income taxes, if any. EBITDA is included because it is used by certain investors to measure a company's financial performance. EBITDA is not an item recognized by U.S. GAAP and should not be considered a substitute for net income, cash flow from operating activities and other operations or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. EBITDA is presented to provide additional information with respect to the Company's ability to satisfy its obligations including debt service, capital expenditures, and working capital requirements. While EBITDA is frequently used as a measure of operating results and the ability to meet debt service requirements, the definition of EBITDA used here may not be comparable to that used by other companies due to differences in methods of calculation.

3

Our term loan agreement require us to comply with financial covenants based on debt and interest ratio with  extraordinary or exceptional items, interest, taxes, non-cash compensation, depreciation and amortization (Credit Agreement EBITDA). Therefore, we believe that this non-U.S. GAAP measure is important for our investors as it reflects our ability to meet our covenants. The following table is a reconciliation of net loss, as reflected in the consolidated statements of operations, to the Credit Agreement EBITDA:

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net loss	$(23,106,239)	$(1,438,278)	$(40,539,768)	$(7,248,559)
Interest Expense	12,053,342	11,672,428	23,014,252	23,008,907
Depreciation and Amortization	19,427,957	17,640,372	38,861,314	34,799,216
Amortization of fair value below contract value of time charter acquired	(1,205,276)	(1,271,810)	(2,434,040)	(2,566,329)
EBITDA	7,169,784	26,602,712	18,901,758	47,993,235
Adjustments for Exceptional Items:
Non-cash Compensation Expense (1)	2,799,899	2,202,091	4,881,924	4,939,137
Credit Agreement EBITDA	$9,969,683	$28,804,803	$23,783,682	$52,932,372

(1)  Stock based compensation related to stock options and restricted stock units.

Capital Expenditures and Drydocking

Our capital expenditures relate to the purchase of vessels and capital improvements to our vessels which are expected to enhance the revenue earning capabilities and safety of these vessels.

In addition to acquisitions that we may undertake in future periods, the Company's other major capital expenditures include funding the Company's maintenance program of regularly scheduled drydocking necessary to preserve the quality of our vessels as well as to comply with international shipping standards and environmental laws and regulations. Although the Company has some flexibility regarding the timing of its dry docking, the costs are relatively predictable. Management anticipates that vessels are to be drydocked every two and a half years. Funding of these requirements is anticipated to be met with cash from operations. We anticipate that this process of recertification will require us to reposition these vessels from a discharge port to shipyard facilities, which will reduce our available days and operating days during that period.

Drydocking costs incurred are amortized to expense on a straight-line basis over the period through the date the next drydocking for those vessels are scheduled to occur. One vessel was drydocked in the three months ended June 30, 2012. The following table represents certain information about the estimated costs for anticipated vessel drydockings in the next four quarters, along with the anticipated off-hire days:

Quarter Ending	Off-hire Days(1)	Projected Costs(2)
September 30, 2012	-	-
December 31, 2012	-	-
March 31, 2013	22	$0.60 million
June 30, 2013	22	$0.60 million

(1)Actual duration of drydocking will vary based on the condition of the vessel, yard schedules and other factors.
(2)Actual costs will vary based on various factors, including where the drydockings are actually performed.

4

Summary Consolidated Financial and Other Data:

The following table summarizes the Company's selected consolidated financial and other data for the periods indicated below.

CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011

Revenues, net of commissions	$48,537,233	$76,405,388	$101,153,633	$163,098,163

Voyage expenses	6,888,920	8,125,284	13,890,624	23,946,796
Vessel expenses	23,869,262	21,289,772	46,311,324	40,763,171
Charter hire expenses	—	11,029,811	606,573	26,954,493
Depreciation and amortization	19,427,957	17,640,372	38,861,314	34,799,216
General and administrative expenses	9,419,220	8,038,757	20,053,880	21,935,182
Total operating expenses	59,605,359	66,123,996	119,723,715	148,398,858

Operating income (loss)	(11,068,126)	10,281,392	(18,570,082)	14,699,305

Interest expense	12,053,342	11,672,428	23,014,252	23,008,907
Interest income	(8,153)	(29,464)	(16,191)	(87,134)
Other (Income) expense	(7,076)	76,706	(1,028,375)	(973,909)
Total other expense, net	12,038,113	11,719,670	21,969,686	21,947,864

Net loss	$(23,106,239)	$(1,438,278)	$(40,539,768)	$(7,248,559)

Weighted average shares outstanding* :
Basic	15,880,392	15,642,830	15,815,594	15,641,477
Diluted	15,880,392	15,642,830	15,815,594	15,641,477
Per share amounts:
Basic net loss	$(1.46)	$(0.09)	$(2.56)	$(0.46)
Diluted net loss	$(1.46)	$(0.09)	$(2.56)	$(0.46)

*Adjusted to give effect to the 1 for 4 reverse stock split that became effective on May 22, 2012.

5

Fleet Operating Data

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011

Ownership Days	4,095	3,682	8,190	7,230
Chartered-in under operating lease Days	-	629	32	1,658
Available Days	4,081	4,290	8,175	8,847
Operating Days	4,062	4,268	8,103	8,779
Fleet Utilization	99.5%	99.5%	99.1%	99.2%

CONSOLIDATED BALANCE SHEETS

	June 30, 2012 (unaudited)	December 31, 2011
ASSETS:
Current assets:
Cash and cash equivalents	$17,148,510	$25,075,203
Accounts receivable, net	10,250,226	13,960,777
Prepaid expenses	5,048,180	3,969,905
Inventories	12,581,899	11,083,331
Investment	227,354	988,196
Fair value above contract value of time charters acquired	557,881	567,315
Fair value of derivative instruments	—	246,110
Total current assets	45,814,050	55,890,837
Noncurrent assets:
Vessels and vessel improvements, at cost, net of accumulated depreciation of $276,929,765 and $239,568,767, respectively	1,752,078,568	1,789,381,046
Other fixed assets, net of accumulated amortization of $420,668 and $324,691, respectively	519,683	605,519
Restricted cash	291,891	670,418
Deferred drydock costs	3,067,188	3,303,363
Deferred financing costs	28,321,603	11,766,779
Fair value above contract value of time charters acquired	2,766,769	3,041,496
Other assets	2,292,075	2,597,270
Total noncurrent assets	1,789,337,777	1,811,365,891

Total assets	$1,835,151,827	$1,867,256,728

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,629,148	$10,642,831
Accrued interest	3,067,461	2,815,665
Other accrued liabilities	17,652,035	11,822,582
Current portion of long-term debt	—	32,094,006
Deferred revenue and fair value below contract value of time charters acquired	4,637,875	5,966,698
Unearned charter hire revenue	4,086,738	5,779,928

Total current liabilities	36,073,257	69,121,710
Noncurrent liabilities:
Long-term debt	1,130,186,429	1,097,384,735
Deferred revenue and fair value below contract value of time charters acquired	15,386,221	17,088,464
Fair value of derivative instruments	6,223,622	9,486,116

Total noncurrent liabilities	1,151,796,272	1,123,959,315
Total liabilities	1,187,869,529	1,193,081,025
Commitment and contingencies
Stockholders' equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, none issued	—	—
Common stock, $.01 par value, 100,000,000 shares authorized, 15,771,496 shares issued and outstanding*	157,715	157,508
Additional paid-in capital*	757,090,198	745,945,694
Retained earnings (net of dividends declared of $262,118,388 as of June 30, 2012 and December 31, 2011, respectively)	(103,014,254)	(62,474,486)
Accumulated other comprehensive loss	(6,951,361)	(9,453,013)

Total stockholders' equity	647,282,298	674,175,703

Total liabilities and stockholders' equity	$1,835,151,827	$1,867,256,728

*Adjusted to give effect to the 1 for 4 reverse stock split that became effective on May 22, 2012.

6

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30, 2012	June 30, 2011
Cash flows from operating activities:
Net loss	$(40,539,768)	$(7,248,559)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Items included in net loss not affecting cash flows:
Depreciation	37,456,975	33,055,698
Amortization of deferred drydocking costs	1,404,339	1,743,518
Amortization of deferred financing costs	2,332,293	1,918,410
Amortization of fair value below contract value of time charter acquired	(2,434,040)	(2,566,329)
Payment-in-kind interest on debt	707,688	—
Unrealized gain from forward freight agreements, net	246,110	308,578
Allowance for accounts receivable	5,339,080	6,586,900
Non-cash compensation expense	4,881,924	4,939,137
Drydocking expenditures	(1,168,164)	(1,284,121)
Changes in operating assets and liabilities:
Accounts receivable	(1,628,529)	(11,473,011)
Other assets	305,195	(635,571)
Prepaid expenses	(1,078,275)	931,577
Inventories	(1,498,568)	(5,339,055)
Accounts payable	(4,013,683)	2,373,987
Accrued interest	251,796	(2,339,449)
Accrued expenses	(21,678)	4,433,934
Deferred revenue	(312,865)	138,722
Unearned revenue	(1,693,190)	901,124
Net cash (used in) provided by operating activities	(1,463,360)	26,445,490

Cash flows from investing activities:
Vessels and vessel improvements and advances for vessel construction	(58,520)	(100,369,716)
Purchase of other fixed assets	(10,141)	(198,732)
Changes in restricted cash	378,527	(1,157,481)
Net cash provided by (used in) investing activities	309,866	(101,725,929)

Cash flows from financing activities:
Changes in restricted cash	—	(1,500,000)
Deferred financing costs	(6,773,199)	—
Cash used to settle net share equity awards	—	(1,210,177)
Net cash used in financing activities	(6,773,199)	(2,710,177)

Net decrease in cash	(7,926,693)	(77,990,616)
Cash at beginning of period	25,075,203	129,121,680
Cash at end of period	$17,148,510	$51,131,064

7

The following table represents certain information about our revenue earning charters on our operating fleet as of June 30, 2012:

Vessel	Year Built	Dwt	Charter Expiration (1)	Daily Charter Hire Rate

Avocet (2)	2010	53,462	Jul 2012	Voyage(3)

Bittern (2)	2009	57,809	Jul 2012	$11,990(3)

Canary (2)	2009	57,809	Aug 2012 to Nov 2012	$12,000

Cardinal	2004	55,362	Nov 2012 to Feb 2013	Index(4)

Condor	2001	50,296	Jul 2012	$7,000(3)

Crane (2)	2010	57,809	Jul 2012	$7,000(3)

Crested Eagle	2009	55,989	Aug 2012 to Oct 2012	$12,000(3)

Crowned Eagle	2008	55,940	Aug 2012 to Oct 2012	$14,000

Egret Bulker	2010	57,809	Oct 2012 to Feb 2013	$17,650(5) (with 50% profit share over $20,000)

Falcon	2001	50,296	Aug 2012	$10,550(3)

Gannet Bulker	2010	57,809	Jan 2013 to May 2013	$17,650(5) (with 50% profit share over $20,000)

Golden Eagle	2010	55,989	Jul 2012	$7,500

Goldeneye	2002	52,421	Oct 2012 to Jan 2013	Index(4)

Grebe Bulker	2010	57,809	Feb 2013 to Jun 2013	$17,650(5) (with 50% profit share over $20,000)

Harrier	2001	50,296	Jul 2012	$6,500(3)

Hawk I	2001	50,296	Jul 2012	Spot(3)

Ibis Bulker	2010	57,775	Mar 2013 to Jul 2013	$17,650(5) (with 50% profit share over $20,000)

Imperial Eagle	2010	55,989	Nov 2012 to Feb 2013	Index(4)

Jaeger	2004	52,248	Nov 2012 to Jan 2013	Index(4)

Jay(2)	2010	57,802	Jul 2012	$6,750(3)

Kestrel I	2004	50,326	Jul 2012 to Aug 2012	Index(4)

Kingfisher (2)	2010	57,776	Aug 2012 to Nov 2012	$12,500

Kite	1997	47,195	Aug 2012 to Nov 2012	$7,250

Kittiwake	2002	53,146	Jul 2012	Spot(3)

8

Martin(2)	2010	57,809	Jul 2012	$10,500(3)

Merlin	2001	50,296	Jul 2012 to Aug 2012	Voyage(3)

Nighthawk(2)	2011	57,809	Aug 2012	$10,000(3)

Oriole(2)	2011	57,809	Jul 2012	$12,250(3)

Osprey I	2002	50,206	Jul 2012 to Aug 2012	$10,000(3)

Owl(2)	2011	50,809	Jul 2012	Voyage(3)

Peregrine	2001	50,913	Jul 2012	$7,000(3)

Petrel Bulker	2011	57,809	May 2014 to Sep 2014	$17,650(5) (with 50% profit share over $20,000)

Puffin Bulker	2011	57,809	May 2014 to Sep 2014	$17,650(5) (with 50% profit share over $20,000)

Redwing	2007	53,411	Aug 2012	$5,000(3)

Roadrunner Bulker	2011	57,809	Aug 2014 to Dec 2014	$17,650(5) (with 50% profit share over $20,000)

Sandpiper Bulker	2011	57,809	Aug 2014 to Dec 2014	$17,650(5) (with 50% profit share over $20,000)

Shrike	2003	53,343	Dec 2012 to Mar 2013	$11,300(3)

Skua	2003	53,350	Aug 2012	$10,500(3)

Sparrow	2000	48,225	Jul 2012	$10,000(3)

Stellar Eagle	2009	55,989	Mar 2013 to Jun 2013	Index(4)

Tern	2003	50,200	Jul 2012 to Oct 2012	$10,000(3)

Thrasher (2)	2010	53,360	Jul 2012 to Aug 2012	$10,000(3)

Thrush	2011	53,297	Jul 2012	$7,000(3)

Woodstar (2)	2008	53,390	Jul 2012	$8,000(3)

Wren (2)	2008	53,349	Jul 2012	$7,000(3)

(1)
The date range provided represents the earliest and latest date on which the charterer may redeliver the vessel to the Company upon the termination of the charter. The time charter hire rates presented are gross daily charter rates before brokerage commissions, ranging from 0.625% to 6.25%, to third party ship brokers.

(2)
The charter rate does not include any shortfall between the vessels' actual daily earnings and the $17,000 per day for which KLC is responsible.
Revenue from KLC will be recognized when collectability is assured. In addition, through December 2015, we are entitled to100% of the profits on earnings between $17,000 to $21,000 per day and a 50% profit share on earnings above $17,000 per day from January 2016 to December 2018.

(3)	Upon conclusion of the previous charter, the vessel will commence a short-term charter for up to six months.
(4)	Index, an average of the trailing Baltic Supramax Index.
(5)	The charterer has an option to extend the charter by two periods of 11 to 13 months each.

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Glossary of Terms:

Ownership days:  The Company defines ownership days as the aggregate number of days in a period during which each vessel in its fleet has been owned. Ownership days are an indicator of the size of the fleet over a period and affect both the amount of revenues and the amount of expenses that is recorded during a period.

Chartered-in under operating lease days: The Company defines chartered-in under operating lease days as the aggregate number of days in a period during which the Company chartered-in vessels.
Available days:  The Company defines available days as the number of ownership days less the aggregate number of days that its vessels are off-hire due to vessel familiarization upon acquisition, scheduled repairs or repairs under guarantee, vessel upgrades or special surveys and the aggregate amount of time that we spend positioning our vessels. The shipping industry uses available days to measure the number of days in a period during which vessels should be capable of generating revenues.

Operating days:  The Company defines operating days as the number of its available days in a period less the aggregate number of days that the vessels are off-hire due to any reason, including unforeseen circumstances. The shipping industry uses operating days to measure the aggregate number of days in a period during which vessels actually generate revenues.

Fleet utilization: The Company calculates fleet utilization by dividing the number of our operating days during a period by the number of our available days during the period. The shipping industry uses fleet utilization to measure a company's efficiency in finding suitable employment for its vessels and minimizing the amount of days that its vessels are off-hire for reasons other than scheduled repairs or repairs under guarantee, vessel upgrades, special surveys or vessel positioning. Our fleet continues to perform at very high utilization rates.

Conference Call Information

As previously announced, members of Eagle Bulk's senior management team will host a teleconference and webcast at 8:30 a.m. ET on Thursday, August 9th to discuss the results.

To participate in the teleconference, investors and analysts are invited to call 800-706-7748 in the U.S., or 617-614-3473 outside of the U.S., and reference participant code 94659453. A simultaneous webcast of the call, including a slide presentation for interested investors and others, may be accessed by visiting http://www.eagleships.com.

A replay will be available following the call until 11:59 PM ET on August 16, 2012. To access the replay, call 888-286-8010 in the U.S., or 617-801-6888 outside of the U.S., and reference passcode 55295308.

About Eagle Bulk Shipping Inc.

Eagle Bulk Shipping Inc. is a Marshall Islands corporation headquartered in New York. The Company is a leading global owner of Supramax dry bulk vessels that range in size from 50,000 to 60,000 deadweight tons and transport a broad range of major and minor bulk cargoes, including iron ore, coal, grain, cement and fertilizer, along worldwide shipping routes.

Forward-Looking Statements

Matters discussed in this release may constitute forward-looking statements. Forward-looking statements reflect our current views with respect to future events and financial performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.

The forward-looking statements in this release are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although Eagle Bulk Shipping Inc. believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, Eagle Bulk Shipping Inc. cannot assure you that it will achieve or accomplish these expectations, beliefs or projections.

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Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including changes in charter hire rates and vessel values, changes in demand that may affect attitudes of time charterers to scheduled and unscheduled drydocking, changes in our vessel operating expenses, including dry-docking and insurance costs, or actions taken by regulatory authorities, potential liability from future litigation, domestic and international political conditions, potential disruption of shipping routes due to accidents and political events or acts by terrorists.

Risks and uncertainties are further described in reports filed by Eagle Bulk Shipping Inc. with the US Securities and Exchange Commission.

Visit our website at www.eagleships.com

Contact:
     Company Contact:
     Adir Katzav
     Chief Financial Officer
     Eagle Bulk Shipping Inc.
     Tel. +1 212-785-2500

     Investor Relations / Media:
     Jonathan Morgan
     Perry Street Communications, New York
     Tel. +1 212-741-0014

--------------------------------------------------------------------------------
Source: Eagle Bulk Shipping Inc.

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Exhibit 99.2

EAGLE BULK SHIPPING INC. 2Q 2012 Results Presentation 9 August 2012

EAGLE BULK SHIPPING INC. * Forward Looking Statements This presentation contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the Securities Acts. Forward-looking statements reflect management’s current views with respect to future events and financial performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. The forward-looking statements in this presentation are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although Eagle Bulk Shipping Inc. believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, Eagle Bulk Shipping Inc. cannot assure you that it will achieve or accomplish these expectations, beliefs or projections. Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including changes in charter hire rates and vessel values, changes in demand that may affect attitudes of time charterers to scheduled and unscheduled drydocking, changes in our vessel operating expenses, including dry-docking and insurance costs, or actions taken by regulatory authorities, ability of our counterparties to perform their obligations under sales agreements, charter contracts, and other agreements on a timely basis, potential liability from future litigation, domestic and international political conditions, potential disruption of shipping routes due to accidents and political events or acts by terrorists. Risks and uncertainties are further described in reports filed by Eagle Bulk Shipping Inc. with the US Securities and Exchange Commission.

EAGLE BULK SHIPPING INC. * Results and Highlights Commercial Industry Financials Q&A Appendix Fleet Charters Agenda

EAGLE BULK SHIPPING INC. EAGLE BULK SHIPPING INC. Results and Highlights

EAGLE BULK SHIPPING INC. 2Q 2012 Results and Highlights * * Net reported loss of $23.1 million or $1.46 per share (based on a weighted average of 15,880,392 diluted shares outstanding for the quarter), compared to net loss of $1.4 million, or $0.09 per share, for the comparable quarter in 2011 Net revenues of $48.5 million, compared to $76.4 million for the comparable quarter in 2011. Gross time charter and freight revenues of $50.5 million, compared to $81.1 million for the comparable quarter in 2011 EBITDA, as adjusted for exceptional items under the terms of the Company's credit agreement, was $10.0 million for the second quarter of 2012, compared with $28.8 million for the second quarter of 2011 Fleet utilization rate of 99.5% All references to common stock and per share data have been retrospectively adjusted to reflect a 1 for 4 reverse stock split on May 22, 2012 On June 20, 2012, the Company entered into a Fourth Amended and Restated Credit Agreement to its credit facility agreement *EBITDA, as defined in our Credit Agreement

EAGLE BULK SHIPPING INC. Amended Loan Details * * Amount Outstanding $1,129 million Maturity December 2015 Option to extend to June 2017 (subject to certain conditions) Amortization Quarterly cash sweep over $20 million Interest 350bps over Libor- can be reduced with decreased leverage 250bps non-cash PIK- can be reduced with decreased leverage Warrants Warrants issued to lending group in the amount of 19.9% of the Company’s outstanding common stock 1/3 exercisable immediately 1/3 exercisable when stock reaches $10 1/3 exercisable when stock reaches $12 Liquidity Facility $20 million (currently undrawn and available)

EAGLE BULK SHIPPING INC. EAGLE BULK SHIPPING INC. Commercial

EAGLE BULK SHIPPING INC. * Dynamic Approach to Chartering Chartering strategy remains to stay “short” in duration until market normalizes Chartering Position for Remainder of Year (as of June 30, 2012) Fleet Statistics Fleet Statistics Fleet Statistics Fleet Statistics Fleet Statistics Fleet Statistics Vessel Count 45 DWT 2,451,259 Average Age* 5.2 yrs * Average age calculated on a DWT-basis

EAGLE BULK SHIPPING INC. * Cargoes Carried During the Second Quarter Diversified Cargo Mix Cargo Cargo Type MT as a % of Total 1 Coal Major 1,594,710 34.0% 2 Iron Ore Major 459,322 9.8% 3 Grains / Agricultural Major 267,332 5.7% 4 Sand Minor 932,274 19.9% 5 Steels / Pig Iron / Scrap Minor 290,612 6.2% 6 Other Ores Minor 269,650 5.7% 7 Miscellaneous Minor 177,185 3.8% 8 Potash / Fertilizer Minor 140,180 3.0% 9 Alumina/Bauxite Minor 109,731 2.3% 10 Sugar Minor 95,355 2.0% 11 Forest Products Minor 90,912 1.9% 12 Cement Minor 76,171 1.6% 13 Copper Minor 52,479 1.1% 14 Limestone Minor 52,003 1.1% 15 Coke Minor 45,233 1.0% 16 Metals Minor 38,657 0.8% Total Cargoes Carried Total Cargoes Carried Total Cargoes Carried 4,691,806 100.0% Cargo Mix by Type

EAGLE BULK SHIPPING INC. EAGLE BULK SHIPPING INC. Industry

General Freight Market Weakness Persists

- Rates remain under pressure due to:
  - High net supply growth
  - Decreased global steel demand
  - Lower U.S. grain exports
- Supramax earnings outperform because of:
  - Diversified cargo trade
  - Steady minor bulk demand relative to the major bulks
  - Indonesian thermal coal exports
- Supramax Pacific rates trading at discount
  - Pacific "over-tonnaged" versus Atlantic
  - Halt in Indonesian nickel ore cargoes

Average Baltic Spot Rates ($/day)

Asset Class	Supramax	Panamax	Capesize
1Q 2012	$8,679	$7,983	$6,970
2Q 2012	$11,170	$9,529	$6,030
3Q 2012	$12,465	$8,716	$5,719
Aug. 7 2012	$10,103	$6,921	$4,596

SupramaxNorth Pacific (BSI S2) Rates



$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
10%
0%
-10%
-20%
-30%
-40%
-50%
-60%
Apr-12
May-12
Jun-12
Jul-12
Aug-12
BSI S2 Route: NOPAC
BSI S2 to BSI WW (Discount)/Premium

Supramax asset class resilient

EAGLE BULK SHIPPING INC.
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Source(s): Clarksons, ICAP

EAGLE BULK SHIPPING INC. * Source(s): Clarksons Supply Growth Continues Unabated Newbuilding orders and projected deliveries declining rapidly Projected Newbuilding Orderbook (a % of the fleet) Newbuilding Deliveries (in million DWT) New orders placed in 2012 down 61% Y/Y Depressed earnings environment Relative attractiveness of second-hand market Lack of financing Newbuilding supply growth at peak levels LTM delivery growth trend by asset class: Supramax -7% Panamax +22% Capesize +13%

EAGLE BULK SHIPPING INC. * Source(s): Clarksons 2012 scrapping on pace to reach a record 31m DWT Ship Demolition Offsetting Supply Growth Scrapping (in million DWT) Fleet Over 25 years of Age ( 31 vessels 176 vessels 1198 vessels Vessel demolition at historical high levels Scrap prices have come off in recent months but remain at historically high levels Over 1,400 vessels, or 54.2 million DWT, over the age of 25 Equates to 8.1% of the current fleet Sub-Panamax represents 85%

Short/medium-term Demand Outlook Mixed

- Factors capping recovery in the short-term:
  - Slowdown in Chinese and Indian growth
  - European sovereign debt crisis
  - Stagnation in the U.S.
  - High Chinese iron ore inventories
  - Increased Chinese hydropower output
  - Indonesian export ban on raw minerals
  - U.S. drought

- Catalysts to positively affect charter rates:
  - Central banks to increase accommodation (i.e. QE3, etc.) spurring liquidity
  - Resolution in Euro-area to improve investor and consumer confidence
  - Low commodity prices to boost restocking

Chinese Deposit Reserve Ratio



22%
20%
18%
16%
14%
12%
10%
Jun-07
Jun-08
Jun-09
Jun-10
Jun-11
Jun-12
Actual
Average

Thermal Coal Price
(FOB Newcastle, in $/MT)



$200
$175
$150
$125
$100
$75
$50
Jun-07
Jun-08
Jun-09
Jun-10
Jun-11
Jun-12
Actual
Average

EAGLE BULK SHIPPING INC.
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Source(s): Clarksons, ICAP, WSJ

EAGLE BULK SHIPPING INC. * Source(s): Clarksons, Macquarie, Peabody Minor bulk and agricultural trades projected to grow at a 3 to 5% long-term average Global annual steel production to increase 40% by 2020 to reach 2 billion MT Driving strong demand growth for iron ore and metallurgical coal Over 370 GW of new coal-fueled power capacity coming online by 2016 Equates to 1.2 billion MT in incremental thermal coal demand Indonesia and Australia expected to source majority of this growth African exports to gain momentum Mozambique exported its first ever coal cargo in June on a geared vessel Long-term Drybulk Fundamentals Remain Strong Coal to dominate drybulk trade growth Indian and Chinese Coal Imports (in million MT) Urbanization Rates

EAGLE BULK SHIPPING INC. EAGLE BULK SHIPPING INC. Financials

EAGLE BULK SHIPPING INC. * Earnings (in thousands, except per share data) *EBITDA, as defined in our Credit Agreement

EAGLE BULK SHIPPING INC. * Balance Sheet (in thousands)

EAGLE BULK SHIPPING INC. * 2H 2012 Estimated Cash Breakeven ASSUMPTIONS: Vessel expenses are comprised of the following: crew wages and related, insurance, repair and maintenance, stores, spares and related inventory, and tonnage taxes. Interest expense takes into consideration Eagle Bulk’s view and projection of LIBOR rates. Drydocking expense is based on estimated costs for anticipated vessel drydockings over the next four quarters.

EAGLE BULK SHIPPING INC. EAGLE BULK SHIPPING INC. Q&A

EAGLE BULK SHIPPING INC. EAGLE BULK SHIPPING INC. EAGLE BULK SHIPPING INC.

EAGLE BULK SHIPPING INC. EAGLE BULK SHIPPING INC. Appendix

EAGLE BULK SHIPPING INC. * Fleet Vessel DWT Year Built Vessel DWT Year Built Vessel DWT Year Built 1 Sandpiper Bulker 57,809 2011 16 Avocet 53,462 2010 31 Kestrel I 50,326 2004 2 Roadrunner Bulker 57,809 2011 17 Thrasher 53,360 2010 32 Skua 53,350 2003 3 Puffin Bulker 57,809 2011 18 Golden Eagle 55,989 2010 33 Shrike 53,343 2003 4 Petrel Bulker 57,809 2011 19 Egret Bulker 57,809 2010 34 Tern 50,200 2003 5 Owl 57,809 2011 20 Crane 57,809 2010 35 Kittiwake 53,146 2002 6 Oriole 57,809 2011 21 Canary 57,809 2009 36 Goldeneye 52,421 2002 7 Nighthawk 57,809 2011 22 Bittern 57,809 2009 37 Osprey I 50,206 2002 8 Thrush 53,297 2011 23 Stellar Eagle 55,989 2009 38 Falcon 50,296 2001 9 Martin 57,809 2010 24 Crested Eagle 55,989 2009 39 Peregrine 50,913 2001 10 Kingfisher 57,776 2010 25 Crowned Eagle 55,940 2008 40 Condor 50,296 2001 11 Jay 57,802 2010 26 Woodstar 53,390 2008 41 Harrier 50,296 2001 12 Ibis Bulker 57,775 2010 27 Wren 53,349 2008 42 Hawk I 50,296 2001 13 Grebe Bulker 57,809 2010 28 Redwing 53,411 2007 43 Merlin 50,296 2001 14 Gannet Bulker 57,809 2010 29 Cardinal 55,362 2004 44 Sparrow 48,225 2000 15 Imperial Eagle 55,989 2010 30 Jaeger 52,248 2004 45 Kite 47,195 1997 * Average age calculated on a DWT-basis VESSEL COUNT 45 DWT 2,451,259 AVERAGE AGE* 5.2 yrs

Charters (as of June 30, 2012)

	Vessel	Charter Expiry		Charter Base Rate		Vessel	Charter Expiry		Charter Base Rate		Vessel	Charter Expiry		Charter Base Rate
		Earliest	Latest				Earliest	Latest				Earliest	Latest	
1	Sandpiper Bulker	8/2014	12/2014	$17,650	16	Avocet	7/2012	7/2012	voyage	31	Kestrel I	7/2012	8/2012	BSI*
2	Roadrunner Bulker	8/2014	12/2014	$17,650	17	Thrasher	7/2012	8/2012	$10,000	32	Skua	8/2012	8/2012	$10,500
3	Puffin Bulker	5/2014	9/2014	$17,650	18	Golden Eagle	7/2012	7/2012	$7,500	33	Shrike	12/2012	3/2013	$11,300
4	Petrel Bulker	5/2014	9/2014	$17,650	19	Egret Bulker	10/2012	2/2013	$17,650	34	Tern	7/2012	10/2012	$10,000
5	Owl	7/2012	7/2012	voyage	20	Crane	7/2012	7/2012	$7,000	35	Kittiwake	7/2012	7/2012	spot
6	Oriole	7/2012	7/2012	$12,250	21	Canary	8/2012	11/2012	$12,000	36	Goldeneye	10/2012	1/2013	BSI*
7	Nighthawk	8/2012	8/2012	$10,000	22	Bittern	7/2012	7/2012	$11,990	37	Osprey I	7/2012	8/2012	$10,000
8	Thrush	7/2012	7/2012	$7,000	23	Stellar Eagle	3/2013	6/2013	BSI*	38	Falcon	8/2012	8/2012	$10,550
9	Martin	7/2012	7/2012	$10,500	24	Crested Eagle	8/2012	10/2012	$12,000	39	Peregrine	7/2012	7/2012	$7,000
10	Kingfisher	8/2012	11/2012	$12,500	25	Crowned Eagle	8/2012	10/2012	$14,000	40	Condor	7/2012	7/2012	$7,000
11	Jay	7/2012	7/2012	$6,750	26	Woodstar	7/2012	7/2012	$8,000	41	Harrier	7/2012	7/2012	$6,500
12	Ibis Bulker	3/2013	7/2013	$17,650	27	Wren	7/2012	7/2012	$7,000	42	Hawk I	7/2012	7/2012	spot
13	Grebe Bulker	2/2013	6/2013	$17,650	28	Redwing	8/2012	8/2012	$5,000	43	Merlin	7/2012	8/2012	voyage
14	Gannet Bulker	1/2013	5/2013	$17,650	29	Cardinal	11/2012	2/2013	BSI*	44	Sparrow	7/2012	7/2012	$10,000
15	Imperial Eagle	11/2012	2/2013	BSI*	30	Jaeger	11/2012	1/2013	BSI*	45	Kite	8/2012	11/2012	$7,250

*BSI= Baltic Supramax Index

EAGLE BULK SHIPPING INC.



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